EXHIBIT 10.3*

Commercial Paper Dealer Agreement 4(a)(2) Program

Among:

NXP B.V.,

NXP Funding LLC,

and

NXP USA, Inc.,

jointly, as Issuers,

NXP Semiconductors N.V.,

as Parent Guarantor,

and

[***], as Dealer

Concerning Notes to be issued pursuant to a Commercial Paper Issuing and Paying Agent Agreement, dated as of [***], 2024, among the Issuers, the Parent Guarantor and [***], as Issuing and Paying Agent

Dated as of November 21, 2024

*	The Dealer Agreements are substantially identical in all material respects except as to the Dealer party thereto.

Commercial Paper Dealer Agreement 4(a)(2) Program; Guaranteed

This commercial paper dealer agreement (this “Agreement”) sets forth the understandings among NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands (“NXP B.V.”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”), and NXP USA, Inc., a Delaware corporation (together with NXP Funding and NXP B.V., each an “Issuer” and collectively, the “Issuers”), NXP Semiconductors N.V., a Dutch public limited liability company (naamloze vennootschap) incorporated in The Netherlands (the “Parent Guarantor”), and the Dealer named on the cover page hereof in connection with the issuance and sale by the Issuers, on a joint and several basis, of their short-term promissory notes (the “Notes”) through the Dealer.

The Parent Guarantor has agreed to unconditionally and irrevocably guarantee payment in full of the principal of and interest (if any) on the Notes pursuant to a Guaranty, dated as of the date hereof (the “Guaranty,” and together with the Notes, the “Securities”). For the avoidance of doubt, references in this Agreement to a “Note” or “Notes” shall, unless the context otherwise requires, be deemed also to refer to the Guaranty.

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	OFFERS, SALES AND RESALES OF NOTES AND GUARANTEES.

1.1

While (i) none of the Issuers or the Parent Guarantor have or shall have any obligation to sell any Securities to the Dealer or to permit the Dealer to arrange any sale of any Securities for the account of the Issuers or the Parent Guarantor, and (ii) the Dealer has and shall have no obligation to purchase the Securities from the Issuers or the Parent Guarantor or to arrange any sale of the Securities for the account of the Issuers or the Parent Guarantor, the parties hereto agree that in any case where the Dealer purchases Securities from the Issuers and the Parent Guarantor, or arranges for the sale of Securities by the Issuers and the Parent Guarantor, such Securities will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuers and the Parent Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein and sold by the Issuers and the Parent Guarantor in reliance on the covenants and agreements of the Dealer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2

So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, none of the Issuers or the Parent Guarantor shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Securities except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Securities by executing with the Issuers and the Parent Guarantor one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuers and the Parent Guarantor hereby undertake to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuers and the Parent Guarantor which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith or have executed agreements with the Issuers and the Parent Guarantor prior to the date hereof which contain such provisions (in the case of clauses (a) and (b), each an “Other Dealer” and collectively, the “Other Dealers”). In no event shall any Issuer or the Parent Guarantor offer, solicit or accept offers to purchase, or sell, any Securities directly on their own behalf in transactions with persons other than Other Dealers as specifically permitted in this Section 1.2.

1.3

The Notes shall have a minimum Face Amount of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their Face Amounts, as shall be agreed upon by the Dealer and the Issuers, shall have a maturity not exceeding three hundred ninety-seven (397) days from the date of issuance and may have such terms as are specified in Exhibit B hereto, the Private Placement Memorandum or a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuers. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4

The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agent Agreement.

1.5

If the Issuers and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuers shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuers. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuers, and if the Dealer has theretofore paid the Issuers for the Note, the Issuers will promptly return such funds to the Dealer against its return of the Note to the Issuers, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note.

1.6

Each of the Dealer, the Issuers and the Parent Guarantor hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)

Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors or (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)

No general solicitation or general advertising shall be used in connection with the offering of the Securities. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, none of the Issuers or the Parent Guarantor shall issue any press release or place or publish any “tombstone” or other advertisement relating to the offer and sale of the Securities. Notwithstanding the foregoing, (i) any publication by any Issuer and/or the Parent Guarantor of a notice in accordance with Rule 135c under the Securities Act shall not be deemed to constitute general solicitation or general advertising hereunder and shall not require prior written approval of the Dealer (provided that the Issuers and/or the Parent Guarantor shall provide a copy thereof to the Dealer at least three (3) business days prior to publication) and (ii) the Issuers and the Parent Guarantor shall be permitted to make such filings with the SEC that the Issuers or the Parent Guarantor, as applicable, reasonably determine are required to comply with Section 13 or 15(d) of the Exchange Act, and the Dealer acknowledges the Parent Guarantor intends to file a Current Report on Form 8-K on or about the date hereof with respect to transactions contemplated hereby; provided, however, that unless otherwise prohibited by applicable securities laws, rules and regulations, the Issuers and/or the Parent Guarantor, as applicable, shall omit the name of the Dealer from any publicly available filing (including any Current Report on Form 8-K) made by any Issuer or the Parent Guarantor that makes reference to the Securities, the issuance, offer or sale of the Securities or this Agreement, including by redacting the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, none of the Issuers or the Parent Guarantor shall post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Securities.

(d)

No sale of Notes to any one purchaser shall be for less than $250,000 Face Amount, and no Note shall be issued in a smaller Face Amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 Face Amount of Notes.

(e)

Offers and sales of the Securities shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Securities hereunder, as well as on each individual certificate representing a Note or Guaranty and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)

The Dealer shall furnish or shall have furnished to each purchaser of any Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously been furnished a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuers, the Parent Guarantor and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuers and the Parent Guarantor may be obtained.

(g)

The Issuers and the Parent Guarantor, jointly and severally, agree, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time any Issuer or the Parent Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act (other than by operation of an applicable exemption thereunder, such as Rule 12h-5), such Issuer or the Parent Guarantor, as applicable, will furnish, upon request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)

In the event that any Securities offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuers shall promptly notify the Dealer (by telephone, confirmed in writing, or electronic mail) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Securities that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)

Each of the Issuers and the Parent Guarantor represents that none of the Issuers nor the Parent Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. Each of the Issuers and the Parent Guarantor agrees that, if any Issuer or the Parent Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption

(a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account, (b) each of the Issuers and the Parent Guarantor will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuers or the Parent Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder and (c) the Issuers and the Parent Guarantor, as applicable, will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	Each of the Issuers and the Parent Guarantor hereby represents and warrants to the Dealer, in connection with offers, sales and resales of the Securities, as follows:

(a)

Each of the Issuers and the Parent Guarantor hereby confirms to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months, none of the Issuers, the Parent Guarantor or any person other than the Dealer or the Other Dealers acting on behalf of an Issuer or the Parent Guarantor has offered or sold any Securities, or any substantially similar security of an Issuer or the Parent Guarantor, to, or solicited offers to buy any such security from, any person other than the Dealer or the Other Dealers. Each of the Issuers and the Parent Guarantor also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the Other Dealers as contemplated hereby, and until at least six months after the offer of Notes hereunder has been terminated, none of the Issuers, the Parent Guarantor or any person other than the Dealer or the Other Dealers (except as contemplated by Section 1.2 hereof) will offer the Securities or any substantially similar security of any Issuer or the Parent Guarantor for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the Other Dealers; provided that it is understood that such agreement is made with a view to bringing the offer and sale of the Securities within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuers and the Parent Guarantor hereby (i) represents and warrants that it has not taken or omitted to take, and (ii) covenants that it will not take, or omit to take, in each case, any action, which action (or the absence thereof, in the case of an omission) would cause the offering and sale of Securities hereunder to be integrated with any other offering of securities, whether such offering is made by an Issuer, the Parent Guarantor or some other party or parties.

(b)

Each of the Issuers and the Parent Guarantor represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that any Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuers shall give the Dealer at least five (5) business days’ prior written notice to that effect. The Issuers shall also give the Dealer prompt notice of the actual date that any Issuer commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

1.8

No Issuer shall issue Notes, or request the Dealer to offer and sell Notes, to the extent that after giving effect to such issuance and the application of the proceeds thereof, the aggregate Face Amount of outstanding Notes under the Program would exceed the Maximum Amount. The Issuers may from time to time increase the Maximum Amount by:

(a)

giving at least three (3) calendar days’ notice by letter substantially in the form attached hereto as Exhibit C (the “Notification Letter for an Increase in the Maximum Amount”) to the Dealer and the Issuing and Paying Agent; and

(b)

delivery of (i) a certificate from a duly authorized officer of each of the Issuers and the Parent Guarantor confirming that no changes have been made to the organizational documents of the Issuers and the Parent Guarantor since the date certified copies thereof were most recently delivered to the Dealer or, if there has been any such change, a certified copy of the related organizational documents currently in force; (ii) certified copies of all documents evidencing the internal authorization and approval required to be adopted by each of the Issuers and the Parent Guarantor for such an increase in the Maximum Amount; (iii) an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program; (iv) legal opinion(s) of counsel to the Issuers and the Parent Guarantor addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; (v) evidence from each nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount; and (vi) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

2.	REPRESENTATIONS AND WARRANTIES OF THE ISSUERS AND THE PARENT GUARANTOR.

Each of the Issuers and the Parent Guarantor, jointly and severally, represents and warrants that:

2.1

Each of the Issuers and the Parent Guarantor has been duly organized or incorporated, as the case may be, is validly existing as a corporation or other entity under the laws of the jurisdiction of its incorporation or formation, is a corporation or other entity in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation or formation, and has all the requisite power and authority to execute, deliver and perform its obligations under the Program Documents to which it is a party and to consummate the issuance and sale of, and the performance of obligations under, the Notes and the Guaranty contemplated in connection therewith.

2.2

Each Program Document to which each of the Issuers or the Parent Guarantor is party has been duly authorized, executed and delivered by such Issuers or the Parent Guarantor, as applicable, and constitute legal, valid and binding obligations of such Issuers or the Parent Guarantor, as applicable, enforceable against such Issuers or the Parent Guarantor, as applicable, in accordance with their terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.3

The Notes have been duly authorized by each of the Issuers, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding joint and several obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4

The Guaranty has been duly authorized, executed and delivered by the Parent Guarantor, and constitutes the legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5

Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of the Agreement, the offer, sale and initial resale of the Securities in the manner contemplated hereby do not require registration of the Securities under the Securities Act, and no indenture in respect of the Securities is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.6	The Securities will rank at least pari passu in right of payment with all other unsubordinated indebtedness of each of the Issuers and the Parent Guarantor, respectively.

2.7

Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of this Agreement, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority having jurisdiction over any of the Issuers or the Parent Guarantor, as applicable, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, the Program Documents to which each of the Issuers or the Parent Guarantor is a party or the consummation by the Issuers of the issuance and sale of, or the performance of their respective obligations under the Notes contemplated thereby, or the consummation by the Parent Guarantor of the issuance of, or the performance of its obligations under, the Guaranty, except (i) the filing by the Parent Guarantor of a Current Report on Form 8-K with the SEC, if the Parent Guarantor reasonably determines such filing is required or advisable, or (ii) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.8

Neither the execution and delivery of any Program Documents to which the Issuers or the Parent Guarantor, as applicable, is a party nor the issuance of the Securities in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by any Issuer or the Parent Guarantor, as applicable, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Issuer or the Parent Guarantor, as applicable, or (ii) violate or result in a breach or a default under any of the terms of (a) the organizational documents of any of the Issuers or the Parent Guarantor, (b) any contract or instrument to which any of the Issuers or the Parent Guarantor is a party or by which it or its property is bound, or (c) any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which any of the Issuers or the Parent Guarantor is subject or by which it or its property is bound, except any violation, breach or default with respect clauses (b) or (c) insofar as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of any Issuer or the Parent Guarantor to consummate the transactions contemplated by the Program Documents to which it is a party, including any Notes evidenced by the Master Note.

2.9

There is no litigation or governmental proceeding pending, or to the knowledge of the Parent Guarantor threatened, against or affecting the Parent Guarantor or any of its subsidiaries (including the Issuers) other than proceedings accurately described in the Company Information or proceedings that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of any Issuer or the Parent Guarantor to consummate the transactions contemplated by the Program Documents to which it is a party, including any Notes evidenced by the Master Note.

2.10	None of the Issuers or the Parent Guarantor is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2.11

Neither the Private Placement Memorandum nor the Company Information (in each case other than the Dealer Information) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.12

None of the Issuers, the Parent Guarantor, or any of their respective subsidiaries or controlled affiliates, or any director or executive officer or, to the Issuers’ and the Parent Guarantor’s knowledge, any other officer, employee, agent or representative of the Issuers or the Parent Guarantor or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or the giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Parent Guarantor and its subsidiaries (including the Issuers) and controlled affiliates have conducted their businesses in compliance with appliable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No part of the proceeds of the offering and sale of the Notes will be used, directly or indirectly, in violation of applicable anti-corruption laws, or the rules or regulations thereunder.

2.13

The operations of each of the Issuers, the Parent Guarantor and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001), and the applicable anti-money laundering laws of jurisdictions where each of the Issuers and the Parent Guarantor and their respective subsidiaries, respectively, conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or the Parent Guarantor with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any of the Issuers or the Parent Guarantor, threatened.

2.14

None of the Issuers or the Parent Guarantor and none of their respective subsidiaries, directors, officers, employees, and to the knowledge of any Issuer or the Parent Guarantor, none of their respective agents, representatives or affiliates (i) is a Sanctioned Person or (ii) will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, (1) is a Sanctioned Person, or (2) is in any Sanctioned Country, in violation of Sanctions, or (y) in any manner that will result in a violation of any Sanctions by any person (including any person participating in the offering of Notes, whether as dealer, advisor, investor or otherwise).

2.15

Except as has been disclosed to the Dealer in writing, none of the Issuers or the Parent Guarantor and none of their respective subsidiaries or affiliates has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does any of the Issuers or the Parent Guarantor or any their respective subsidiaries or affiliates have any plans to increase its dealings or transactions, or commence dealings or transactions, with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

2.16

Each Issuer and the Parent Guarantor has the power to submit, and pursuant to Section 7.3 of this Agreement has or will have, as the case may be, and to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 7.3 of this Agreement, has or will have, as the case may be, legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

2.17

Under the laws of The Netherlands, neither NXP B.V. nor the Parent Guarantor nor any of their respective revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of The Netherlands or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Guaranty, the Issuing and Paying Agent Agreement or the Notes, as applicable; provided that assets located in The Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst) may not be attached whether by pre-judgment attachment or attachment for the purpose of a foreclosure sale.

2.18

Each of NXP B.V. and the Parent Guarantor is permitted to make all payments under, in connection with or arising out of this Agreement, the Issuing and Paying Agent Agreement, the Guaranty and the Notes, as applicable, and the transactions contemplated hereby and thereby to the Dealer and to holders of the Notes that are non-residents of The Netherlands, free and clear of and without deduction or withholding for or on account of any taxes or other governmental charges imposed by The Netherlands. There is no stamp or documentary tax or other similar charge imposed by any governmental agency having jurisdiction over NXP B.V. or the Parent Guarantor in connection with the execution, delivery, issuance, payment, performance, enforcement or introduction into evidence in a court of The Netherlands of this Agreement, the Guaranty, the Issuing and Paying Agent Agreement or any Note.

2.19

The choice of New York law to govern this Agreement, the Issuing and Paying Agent Agreement, the Guaranty and the Notes is, under the laws of The Netherlands, a valid, effective and irrevocable choice of law and will be recognized by Dutch courts, subject to the limitations of the Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”), and the submission by each of NXP B.V. and the Parent Guarantor in Section 7.3(b) of this Agreement to the jurisdiction of the federal courts of the United States and the courts of the State of New York, in each case located in the Borough of Manhattan, is valid and binding upon each of NXP B.V. and the Parent Guarantor under the laws of The Netherlands, subject to the Council Regulation (EC) No. 1215/2012 of 12 December 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (Recast) and the rules and regulations promulgated pursuant thereto (the “Recast Enforcement Regulation”), the Convention of 30 October 2007 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (the “Lugano II Convention”), and any instrument or national legislation referred to in Article 67 of the Recast Enforcement Regulation or the Lugano II Convention, and limited exceptions contained in the Netherlands Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering).

2.20

Any final judgment rendered by a competent court of the United States or the State of New York in an action to enforce the obligations of NXP B.V. or the Parent Guarantor under this Agreement, the Issuing and Paying Agent Agreement, the Guaranty or the Notes is capable of being enforced in the courts of The Netherlands; provided that in the absence of an enforcement treaty between The Netherlands and the United States, a judgment of a United States court would not automatically be recognized or enforceable in The Netherlands and consequently the dispute would have to be re-litigated before the competent Netherlands court in order to obtain a judgment in respect of this Agreement that can be enforced in The Netherlands against NXP B.V. or the Parent Guarantor.

2.21

As a condition to the admissibility in evidence of this Agreement, the Issuing and Paying Agent Agreement, the Guaranty or the Notes in the courts of The Netherlands, it is not necessary that this Agreement, the Issuing and Paying Agent Agreement, the Guaranty or the Notes be filed or recorded with any court or other authority. All documentary evidence to be submitted to a court in The Netherlands and which is not in the English, German or French language must be in, or translated into, the Dutch language and, if so requested by the court, certified by a duly qualified official translator in The Netherlands. Unless contrary to principles of due process, a court in The Netherlands will allow documentary evidence in the English, German or French language without a translation. The court can require that documentary evidence in the English, German or French language is translated into the Dutch language.

2.22

It is not necessary that the Dealer or any holder of a Note be licensed or otherwise qualified to conduct business in The Netherlands in order to enforce the obligations of NXP BV or the Parent Guarantor in The Netherlands. It is not necessary that the Dealer be licensed or otherwise qualified to conduct business in The Netherlands solely by reason of the execution, delivery and performance of this Agreement or the consummation of such transactions contemplated thereby.

2.23

Each (a) issuance of Notes by the Issuers hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuers and the Parent Guarantor to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by each of the Issuers and the Parent Guarantor set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute the legal, valid and binding joint and several obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of any Issuer or the Parent Guarantor which has not been disclosed to the Dealer in writing prior to the date of such issuance pursuant to Section 3.2 and (iv) none of the Issuers or the Parent Guarantor is in default of any of its obligations under (A) the Notes or the Guaranty, as applicable, or (B) any other Program Document to which it is party, which, in the case of a default under clause (B) of this subsection (iv), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of any Issuer or the Parent Guarantor to consummate the transactions contemplated by the Program Documents to which it is a party, including any Notes evidenced by the Master Note.

2.24

(i) There has been no security breach or other compromise of or relating to the Parent Guarantor or any of its subsidiaries’ (including the Issuers) information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Parent Guarantor and its subsidiaries (including the Issuers) have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, (ii) the Parent Guarantor and its subsidiaries (including the Issuers) are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (i) and (ii) above, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (iii) the Parent Guarantor and its subsidiaries (including the Issuers) have implemented backup and disaster recovery technology consistent with industry standards and practices.

3.	COVENANTS AND AGREEMENTS OF THE ISSUERS AND THE PARENT GUARANTOR.

Each of the Issuers and the Parent Guarantor, jointly and severally, covenants and agrees that:

3.1

The Issuers and the Parent Guarantor, as applicable, will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guaranty or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.

3.2

Upon any change in the condition (financial or otherwise), operations or business prospects or any development or occurrence in relation to each of the Issuers or the Parent Guarantor that would be material to holders of the Notes or potential holders of the Notes (including any public announcement of any downgrading or placement on credit watch for potential downgrading of any rating assigned to any securities of the Issuers or the Parent Guarantor, as applicable, by any nationally recognized statistical rating organization which has published a rating of the Notes), each of the Issuers and the Parent Guarantor shall promptly, and in any event prior to any issuance of Notes subsequent to the occurrence of any such change, development or occurrence, notify the Dealer (by telephone, confirmed in writing, or electronic mail) of the occurrence of such change, development or occurrence.

3.3

Each of the Issuers and the Parent Guarantor, as applicable, shall from time to time furnish to the Dealer such information as the Dealer may reasonably request (which information can be provided without unreasonable effort or expense), including, without limitation, any press releases or material provided by an Issuer or the Parent Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuers or the Parent Guarantor, (ii) the due authorization and execution of the Notes and the Guaranty, (iii) the Issuers’ ability to pay the Notes as they mature and (iv) the Parent Guarantors ability to fulfill its obligations under the Guaranty. The Issuers and the Parent Guarantor shall be deemed to have furnished such requested information if an Issuer or the Parent Guarantor has identified (by telephone, confirmed in writing, or electronic mail) the relevant publicly available report or reports filed with the SEC that contain such requested information and none of the Issuers or the Parent Guarantor shall have any obligation under this Section 3.3 to furnish any information to the extent such information constitutes material non-public information or is information any of the Issuers or the Parent Guarantor is otherwise required to keep confidential.

3.4

Each of the Issuers and the Parent Guarantor will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Securities will comply with any applicable state Blue Sky laws; provided, however, that none of the Issuers or the Parent Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5

None of the Issuers or the Parent Guarantor will be in default of any of its obligations hereunder, under any other Program Document (including any Note evidenced by the Master Note) to which it is a party or under the Securities at any time that any of the Notes are outstanding, which in the case of any such default, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of any Issuer or the Parent Guarantor to consummate the transactions contemplated by the Program Documents to which it is a party, including any Notes evidenced by the Master Note.

3.6

The Issuers shall not issue Notes hereunder until the Dealer shall have received (a) opinion(s) of counsel to the Issuers and the Parent Guarantor, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of the executed Guaranty, (d) a certificate of the secretary, assistant secretary or other designated officer or authorized person of each of the Issuers and the Parent Guarantor certifying as to (i) the organizational documents of each of the Issuers and the Parent Guarantor, and attaching true, correct and complete copies thereof, (ii) resolutions adopted by the applicable governing body of each of the Issuers and the Parent Guarantor, authorizing execution and delivery by each of the Issuers and the Parent Guarantor of each Program Document to which each of the

Issuers or the Parent Guarantor is party and the consummation of the transactions contemplated thereby, including the issuance and sale of the Notes and the issuance of the Guaranty, (iii) the incumbency of the officers of each of the Issuers and the Parent Guarantor authorized to execute and deliver the Program Documents to which each of the Issuers and the Parent Guarantor is a party, as applicable, and take other action on behalf of each of the Issuers and the Parent Guarantor in connection with the transactions contemplated thereby and (iv) the representations and warranties of the Issuers and the Parent Guarantor, as applicable, in Section 2 being true and correct in all material respects as of the date thereof, (e) prior to the issuance of any book-entry Notes represented by a Master Note, a copy of the executed Letter of Representations to DTC executed by the Issuers, the Parent Guarantor and the Issuing and Paying Agent and of each executed Master Note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (g) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, (h) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each of the Issuers and the Parent Guarantor, (i) all information regarding beneficial ownership required by 31 C.F.R. §1010.230, including a completed form promulgated by the Securities Industry and Financial Markets Association, that is requested by the Dealer in order to facilitate compliance with the requirements of the Financial Crimes Enforcement Network and (j) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7

The Issuers and the Parent Guarantor, jointly and severally, shall reimburse the Dealer for all of the Dealer’s reasonable and documented out-of-pocket expenses related to this Agreement, including reasonable and documented expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and for the reasonable and documented fees and out-of-pocket expenses of the Dealer’s external counsel.

3.8	None of the Issuers or the Parent Guarantor shall file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.

4.	DISCLOSURE.

4.1

The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuers and the Parent Guarantor. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuers and the Parent Guarantor concerning the offering of Notes and to obtain relevant additional information which an Issuer or the Parent Guarantor, as applicable, possesses or can acquire without unreasonable effort or expense.

4.2

Each of the Issuers and the Parent Guarantor agrees to promptly furnish the Dealer the Company Information as it becomes available; provided that any Company Information publicly filed with the SEC shall be deemed to have been delivered to the Dealer upon such Company Information being accessible through EDGAR.

4.3 (a)

Each of the Issuers and the Parent Guarantor agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting an Issuer or the Parent Guarantor that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Following the delivery of any such notice by an Issuer or the Parent Guarantor, all solicitations and sales of Notes shall be suspended, and none of the Issuers nor the Parent Guarantor shall request the Dealer to offer or sell, and the Dealer shall not offer or sell, or offer to purchase or purchase, the Notes until the Issuers and the Parent Guarantor amend or supplement the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Dealer notifies an Issuer or the Parent Guarantor that it then has Notes it is holding in inventory, the Issuers and the Parent Guarantor shall either (i) promptly complete such amendment or supplement and provide it to the Dealer or (ii) repurchase the entirety of such inventory of the Notes of the Dealer at a purchase price equal to either (x) in the case of an interest-bearing Note, the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase or (y) in the case of a Note issued on a discount basis, the price paid by the Dealer for the purchase thereof, plus the accreted discount thereon to the date of purchase based on the purchase price thereof.

(b)

Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of an Issuer or the Parent Guarantor (other than financial information included in a report described in clause (i) of the definition of “Company Information” that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), each Issuer and the Parent Guarantor shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuers and the Parent Guarantor to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.

5.	INDEMNIFICATION AND CONTRIBUTION.

5.1

The Issuers and the Parent Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses or judgments (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by any Issuer or the Parent Guarantor to the Dealer for distribution to holders and potential holders of Notes included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by any Issuer or the Parent Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that a Claim (x) arises out of or is based upon Dealer Information or (y) with respect to the indemnity contained in clause (ii) of the immediately preceding sentence, the gross negligence or willful misconduct of the Dealer as determined by a court of competent jurisdiction in a final non-appealable judgment.

5.2

Subject to Section 5.3, the Issuers and the Parent Guarantor, jointly and severally, agree to reimburse each Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of one external counsel, in addition to any local counsel in the jurisdiction where any Claim is brought) as they are incurred by it in connection with investigating or defending any Claim in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any proceeding relating to such Claim).

5.3

Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against any Issuer or the Parent Guarantor, notify such Issuer or the Parent Guarantor, as applicable, in writing of the existence thereof; provided that (i) the omission so to notify such Issuer or the Parent Guarantor, as applicable, will not relieve the Issuers or the Parent Guarantor from any liability which it may have hereunder unless and except to the extent they did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuers or the Parent Guarantor of substantial rights and defenses, and (ii) the omission so to notify such Issuer or the Parent Guarantor, as applicable, will not relieve them from liability which they may have to an Indemnitee otherwise than on account of the terms hereof. In case any such Claim is made against any Indemnitee and it notifies the applicable Issuer or the Parent Guarantor of the existence thereof, the Issuers and/or the Parent Guarantor, as applicable, will be entitled to participate therein, and to the extent that they may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel selected by the Issuers and/or the Parent Guarantor (which counsel shall be reasonably satisfactory to such Indemnitee); provided that if the defendants in any such Claim include each of the Indemnitee, any Issuer and/or the Parent Guarantor, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to any Issuer and/or the Parent Guarantor, none of the Issuers or the Parent Guarantor shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from any Issuer and/or the Parent Guarantor to such Indemnitee of any Issuer’s and/or the Parent Guarantor’s election so to assume the defense of such Claim and approval by the Indemnitee of counsel, the applicable Issuer and/or the Parent Guarantor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable and documented costs of investigation conducted prior to receiving such notice from the Issuers) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the applicable Issuer or the Parent Guarantor shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) neither the applicable Issuer or the Parent Guarantor shall have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the applicable Issuer and/or the Parent Guarantor have authorized in writing the employment of counsel for the Indemnitee. Notwithstanding anything herein to the contrary, all of the Indemnitees who are party to the same Claim shall utilize the same counsel unless any such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to any other Indemnitee or Indemnitees and that representation by the same counsel would not be appropriate. The indemnity, reimbursement and contribution obligations of the Issuers and the Parent Guarantor hereunder shall be in addition to any other liability any Issuer and/or the Parent Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuers and the Parent Guarantor and any Indemnitee. Each of the Issuers and the Parent Guarantor agree that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. None of the Issuers or the Parent Guarantor shall be liable hereunder to any Indemnitee regarding any settlement, compromise or entry of judgment with respect to any Claim unless such settlement, compromise or entry of judgment is consented to by it, which consent shall not be unreasonably withheld, conditioned or delayed.

5.4

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuers and the Parent Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer and its related Indemnitees in connection with any Claim in the proportion of the respective economic interests of the Issuers and the Parent Guarantor, on the one hand and the Dealer and its related Indemnitees, on the other with respect to the issue or issues of Notes to which such Claim relates; provided, however, that such contribution by the Issuers and the Parent Guarantor shall be in an amount such that the aggregate costs incurred by the Dealer and such other Indemnitees do not exceed the aggregate of the commissions and fees actually received by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuers of the Notes issued hereunder and the aggregate commissions and fees actually received by the Dealer hereunder.

6.	DEFINITIONS.

6.1	“Agreement” shall have the meaning set forth in the preamble.

6.2	“Anti-Money Laundering Laws” shall have the meaning set forth in Section 2.13.

6.3	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k)

6.4	“Claim” shall have the meaning set forth in Section 5.1.

6.5

“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Parent Guarantor’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Parent Guarantor with the SEC since the most recent Form 10-K and any other publicly available reports or statements filed by or on behalf of the Issuers or the Parent Guarantor with the SEC, (ii) the Parent Guarantor’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) any other information or disclosure prepared pursuant to Section 4.3 hereof and (iv) any information prepared or approved by the Issuers and the Parent Guarantor for dissemination to investors or potential investors in the Notes.

6.6	“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

6.7	“Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.8	“Dealer” shall mean the institution designated as “Dealer” on the cover page of this Agreement.

6.9	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.10	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

6.11	“DTC” shall have the meaning set forth in Section 1.4.

6.12	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.13

“Face Amount” shall mean (i) with respect to any interest-bearing Note, the principal amount of such Note, and (ii) with respect to any Notes sold at a discount, the amount payable with respect to such Note at the maturity thereof.

6.14	“Guaranty” shall have the meaning set forth in the preamble.

6.15	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.16

“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.17	“Issuer” and “Issuers” shall have the meaning set forth in the preamble.

6.18

“Issuing and Paying Agent Agreement” shall mean the Commercial Paper Issuing and Paying Agent agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.

6.19

“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.

6.20	“IT Systems and Data” shall have the meaning set forth in Section 2.24.

6.21	“Judgment Currency” shall have the meaning set forth in Section 7.10(b).

6.22	“Master Note” shall have the meaning set forth in Section 1.4.

6.23

“Material Adverse Effect” shall mean a material adverse effect on the business, properties, management, operations, financial position, shareholders’ equity, results of operations or prospects of the Parent Guarantor and its subsidiaries (including the Issuers), taken as a whole.

6.24

“Maximum Amount” shall mean the maximum of the aggregate Face Amount of the Issuers’ Notes permitted to be outstanding under the Program at any time (whether sold through the Dealer or Other Dealers), which such aggregate Face Amount shall be equal to $2,000,000,000, unless such amount is increased by the Issuers in accordance with Section 1.8 hereof.

6.25

“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.26	“Notes” shall have the meaning set forth in the preamble.

6.27	“Notification Letter for an Increase in the Maximum Amount” shall have the meaning set forth in Section 1.8(a).

6.28	“NXP B.V.” shall have the meaning set forth in the preamble.

6.29	“NXP Funding” shall have the meaning set forth in the preamble.

6.30	“Other Dealer” and “Other Dealers” shall have the meaning set forth in Section 1.2.

6.31	“Outstanding Notes” shall have the meaning set forth in Section 7.9(b).

6.32	“Parent Guarantor” shall have the meaning set forth in the preamble.

6.33

“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.34	“Program” shall mean the commercial paper program of the Issuers as contemplated by this Agreement and the Issuing and Paying Agent Agreement.

6.35	“Program Documents” shall mean this Agreement, the Issuing and Paying Agent Agreement, the Guaranty and the Master Note.

6.36	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.37	“Replacement” shall have the meaning set forth in Section 7.9(a).

6.38	“Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.39	“Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(a).

6.40	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.41

“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled areas of the Kherson and Zaporizhzhia oblasts of Ukraine).

6.42

“Sanctioned Person” means (a) any person listed on any Sanctions-related list of designated Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom; (b) any person that is located, organized, or resident in a Sanctioned Country; (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) and (b), and (d) any person otherwise the subject or target of Sanctions.

6.43

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

6.44	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.45	“Securities” shall have the meaning set forth in the preamble.

6.46	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

6.47

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

7.	GENERAL

7.1

Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3 (a)

Each of the Issuers and the Parent Guarantor agrees that any suit, action or proceeding brought by any Issuer or the Parent Guarantor against the Dealer in connection with or arising out of this Agreement, any other Program Document or the offer and sale of the Securities shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUERS AND THE PARENT GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)

Each party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or any other Program Document or the offer and sale of the Securities.

(c)

Each of NXP B.V. and the Parent Guarantor hereby irrevocably designates, appoints and empowers NXP Funding LLC, 251 Little Falls Drive, Wilmington, Delaware 19808, United States, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Securities or the offer and sale of the Securities. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of NXP B.V. and the Parent Guarantor agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 7.3(c) satisfactory to the Dealer. Each of NXP B.V. and the Parent Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3(c) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to such agent for service of process at its address specified in or designated pursuant to this Agreement. Each of NXP B.V. and the Parent Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of NXP B.V. and the Parent Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d)

To the extent that the Issuers or the Parent Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement or the Securities or the offer and sale of the Securities, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which a proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuing and Paying Agent Agreement or the Notes, each of the Issuers and the Parent Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement.

7.4

This Agreement may be terminated, at any time, by the Issuers and the Parent Guarantor, upon one (1) business day’s prior notice to such effect to the Dealer, or by the Dealer upon three (3) business day’s prior notice to such effect to the Issuers and the Parent Guarantor. Any such termination, however, shall not affect the obligations of the Issuers, the Parent Guarantor or the Dealer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5

This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any broker-dealer affiliate of the Dealer.

7.6

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement agrees that the other party may execute its counterpart of this Agreement by (i) an “electronic signature”, whether digital or encrypted, to the maximum extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act of New York, or any similar state laws based on the Uniform Electronic Transactions Act or (ii) by electronic transmission (including electronic mail in portable document format (pdf.) form), or other electronic means that reproduces an image of a manually-signed counterpart or (iii) a digital signature transmitted through DocuSign, Adobe Sign or any other secure portal for digitized signature of documents that complies with the U.S. federal ESIGN Act of 2000. Any such counterpart shall be effective to the same extent as delivery of a manually executed counterpart of this Agreement and treated as an original manually executed counterpart for all purposes of this Agreement.

7.7

Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b), (c) and (d) and 7.10(a) and (b) are hereby specifically and expressly acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8

Each of the Issuers and the Parent Guarantor acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuers and the Parent Guarantor, on the one hand, and the Dealer, on the other, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuers, the Parent Guarantor or any of their respective affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuers, the Parent Guarantor or any of their respective affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuers, the Parent Guarantor or any of their respective affiliates on other matters) or any other obligation to the Issuers, the Parent Guarantor or any of their respective affiliates except the obligations expressly set forth in this Agreement, (iv) each of the Issuers and the Parent Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Parent Guarantor and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) each of the Issuers and the Parent Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuers and the Parent Guarantor agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuers or the Parent Guarantor in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuers or the Parent Guarantor, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuers or the Parent Guarantor. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Parent Guarantor, on the one hand, and the Dealer, on the other, with respect to the subject matter hereof. Each of the Issuers and the Parent Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims the Issuers or the Parent Guarantor may have against the Dealer with respect to any breach or alleged breach of fiduciary duty.

7.9 (a)

The parties hereto agree that the Issuers may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of Issuing and Paying Agent functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).

(b)

From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding

Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.

(c)

From and after the effective date of any Replacement, the Issuers shall not issue any Notes hereunder unless and until the Dealer shall have received: (i) a copy of the executed Replacement Issuing and Paying Agent Agreement, (ii) a copy of the executed Letter of Representations to DTC executed by the Issuers, the Parent Guarantor and the Replacement Issuing and Paying Agent or a copy of the executed Swing Letter between the Replacement Issuing and Paying Agent and DTC, as applicable, as required by DTC, (iii) a copy of each executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (iv) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (v) legal opinion(s) of counsel to the Issuers and the Parent Guarantor addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer.

7.10 (a)

Any payments to the Dealer hereunder or to any holder from time to time of Notes in each case under, in connection with or arising out of this Agreement, the Issuing and Paying Agent Agreement or the Notes and the transactions contemplated hereby and thereby shall be in United States dollars and shall be free of all withholding and other similar taxes and of all other governmental charges of any nature whatsoever imposed by the jurisdiction in which an Issuer or the Parent Guarantor is located unless required by laws and/or tax treaties. In the event any withholding is required by law and/or tax treaties, each of the Issuers and the Parent Guarantor, as the case may be, agrees to (i) pay the same and (ii) pay such additional amounts to the Dealer or any such holder which, after deduction of any such withholding or other taxes or governmental charges of any nature whatsoever imposed with respect to the payment of such additional amount, shall equal the amount paid pursuant to clause (i); provided that no additional amounts shall be paid by the Issuers and the Parent Guarantor in relation to any deductions or withholdings pursuant to the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021). Each of the Issuers and the Parent Guarantor, as the case may be, will promptly pay, on a joint and several basis, any stamp duty or other similar taxes or governmental charges payable in connection with the execution, delivery, payment or performance of this Agreement, the Issuing and Paying Agent Agreement or the Securities and shall indemnify and hold harmless the Dealer and each holder of Notes from all liabilities arising from any failure to pay, or delay in paying, such taxes or charges.

(b)

Each of the Issuers and the Parent Guarantor, jointly and severally, agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder or under such holder’s Note(s) or the Guaranty and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute a separate and independent obligation of the Issuers and the Parent Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

7.11	Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:

(a)

In the event that the Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that the Dealer that is a Covered Entity or a BHC Act Affiliate of such Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

ISSUERS

NXP B.V.

By:

Name:

Title:

NXP FUNDING LLC

By:

Name:

Title:

NXP USA, INC.

By:

Name:

Title:

PARENT GUARANTOR

NXP SEMICONDUCTORS N.V.

By:

Name:

Title:

DEALER

[***], as Dealer

By:

Name:

Title:

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are [***].

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:

For the Issuers and the Parent Guarantor:

Address: NXP B.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands

Attention: Group Treasurer

Telephone number: [***]

Fax Number: [***]

Email address: [***]

For the Dealer:

Address: [***]

Telephone number: [***]

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

NEITHER THE NOTES NOR THE GUARANTY THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO NXP B.V., NXP FUNDING LLC AND NXP USA, INC. (JOINTLY, THE “ISSUERS”), NXP SEMICONDUCTORS N.V. (THE “PARENT GUARANTOR”), THE NOTES AND THE GUARANTY, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) IT IS PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT (“QIB”) THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUERS OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUERS AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Ex. A-1

Exhibit B

Statement of Terms for Interest – Bearing Commercial Paper Notes of NXP B.V., NXP Funding LLC and NXP USA, Inc., jointly as Issuers

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC PRIVATE PLACEMENT MEMORANDUM SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1.

General. (a) The obligations of the Issuers to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Notes include the terms and provisions for the Issuers’ Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Notes.

(a)

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City, unless otherwise specified in the Supplement.

2.	Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(a)

The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(b)

Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed.

Ex. B-1

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

(c)

The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (b) the Federal Funds Rate (a “Federal Funds Rate Note”), (c) the Prime Rate (a “Prime Rate Note”), (d) the Treasury Rate (a “Treasury Rate Note”) or (e) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

Ex. B-2

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the Commercial Paper Rate, Federal Funds Rate or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The Interest Determination Date where the Base Rate is a rate other than a specific rate set forth in this paragraph will be as set forth in the Supplement.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

Ex. B-3

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuers shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Statistical Release, Commercial Paper Rates and Outstanding Summary” or any successor publication of the FRB (“Commercial Paper Rates and Outstanding Summary”), available through the world wide website of the FRB at https://www.federalreserve.gov/releases/cp/default.htm, or any successor site or publication or other recognized source used for the purpose of displaying the applicable rate under the heading “Rates AA nonfinancial.”

If the above rate is not published in Commercial Paper Rates and Outstanding Summary by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15 Daily Update, available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-Nonfinancial”.

Ex. B-4

If by 3:00 p.m. on such Calculation Date such rate is not published in H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield	=	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as available through the FRB Website (as defined below), as displayed on Bloomberg screen FEDL01 Index page on such date (“Bloomberg Screen Page”).

If the above rate does not appear on the FRB Website or the Bloomberg Screen Page or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

“FRB Website” means the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the H.15 Daily Update.

Ex. B-5

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

If the above rate is not published in H.15 Daily Update prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

“Treasury Rate” means:

(1)

the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or

(2)

if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

Ex. B-6

(3)

if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)

if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)

if the rate referred to in clause (4) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)

if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond	Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield	=	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“Reuters Page” means the display on Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.

3.

Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

Ex. B-7

4.

Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) any Issuer or the Parent Guarantor makes any compromise arrangement with its creditors generally, including the entering into any form of moratorium with its creditors generally, (iii) a court having jurisdiction shall enter a decree or order for relief in respect of any of the Issuers or the Parent Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of any such Issuer or the Parent Guarantor, as the case maybe, and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) any of the Issuers or the Parent Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of any such Issuers or the Parent Guarantor, as the case may be, or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.

5.

Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of any Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.	Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

Ex. B-8

EXHIBIT C

Notification Letter for an Increase in the Maximum Amount

[_____________], 20[***]

To:	[***], as Dealer

cc.	[ ], as Issuing and Paying Agent

Re:	Commercial Paper Program of NXP B.V., NXP Funding LLC and NXP USA, Inc.

Ladies and Gentlemen,

We refer to a commercial paper dealer agreement, dated as of November 21, 2024 (as amended, supplemented and otherwise modified from time to time, the “Dealer Agreement”), among NXP B.V., NXP Funding LLC and NXP USA, Inc., jointly as Issuers, NXP Semiconductors N.V., as Parent Guarantor, and you, as Dealer, relating to a commercial paper program with a Maximum Amount of $[_________] as of the date hereof.

Capitalized terms used in this letter shall have the meanings ascribed to such terms in the Dealer Agreement.

In accordance with Section 1.8 of the Dealer Agreement, we hereby notify you that the Maximum Amount shall be increased from [_________] to [_________], effective on [_____________], 20[***], subject to the delivery to you and the Issuing and Paying Agent of the following documents:

(i)

a certificate from a duly authorized officer of each of the Issuers and the Parent Guarantor confirming that no changes have been made to the organizational documents of the Issuers or the Parent Guarantor, as applicable, since the date certified copies thereof were most recently delivered to the Dealer or, if there has been any such change, a certified copy of the related organizational documents currently in force;

(ii)	certified copies of all documents evidencing the internal authorization and approval required for such an increase in the Maximum Amount;

(iii)	an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program;

(iv)	legal opinion(s) of counsel to the Issuers and the Parent Guarantor, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; and

(v)

evidence from each nationally recognized statistical rating organization providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount.

Ex. C-1

By its execution hereof, the Issuers and the Parent Guarantor shall be deemed to represent and warrant that its representations and warranties in the Dealer Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof and shall be true and correct after giving effect to the increase of the Maximum Amount.

[Signature Page Follows]

Ex. C-2

IN WITNESS WHEREOF, each of Issuers and the Parent Guarantor has caused this Letter to be executed as of the date and year first above written.

ISSUERS

NXP B.V.

By:

Name:

Title:

NXP FUNDING LLC

By:

Name:

Title:

NXP USA, INC.

By:

Name:

Title:

Ex. C-3

Acknowledged and agreed:

NXP SEMICONDUCTORS N.V., as Parent Guarantor

By:

Name:

Title:

Ex. C-4